Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89486) pertaining to the Employee Investment Plan of Questar Corporation of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of Questar Corporation and the effectiveness of internal control over financial reporting of Questar Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Salt Lake City, Utah

August 25, 2010